UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-32455	88-0459590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 230, Houston, Texas	77060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 598-0470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 8, 2015, Far East Energy (Bermuda), Ltd. (“FEEB”), a wholly-owned subsidiary of Far East Energy Corporation (the “Company”), entered into a Term Loan Facility Agreement (the “Agreement”), as borrower, with the lenders party thereto (collectively, the "Lenders").

The Agreement provides for a $4.0 million unsecured credit facility to be used for certain working capital purposes approved by the Lenders. It has a six-month term ending on October 8, 2015. Loans under the Agreement will be made by the Lenders pursuant to utilization requests delivered by FEEB. FEEB has the right to deliver up to fifteen utilization requests during the initial 45-day period after the date of the Agreement. FEEB delivered its first utilization request under the Agreement for $700,000, which was funded on April 8, 2015. Any amounts requested by FEEB pursuant to any subsequent utilization requests are subject to the prior approval of the Lenders. Loans under the Agreement will bear interest at a rate of 20%. The Agreement provides for a commitment fee of 5% of the total commitments under the Agreement. The commitment fee is payable upon repayment of the Loans. Upon a change of control, FEEB is required to repay all amounts owed to the Lenders under the Agreement.

The Agreement contains certain restrictive covenants, including, among others, prohibitions on entering into certain merger arrangements; on selling, transferring or otherwise disposing of assets; on creating or permitting certain liens; on making distributions; on issuing certain equity securities; on making a substantial change in the nature of FEEB's business; and on incurring certain indebtedness. The Agreement contains certain events of default that could, subject to certain conditions, cause the amounts owed by FEEB under the Agreement to be immediately due and payable.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Agreement set forth in response to Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number	Description

10.1	Term Loan Facility Agreement, dated April 8, 2015, among Far East Energy (Bermuda), Ltd. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2015

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath
Chief Executive Officer

Index to Exhibits

Exhibit
Number	Description

10.1	Term Loan Facility Agreement, dated April 8, 2015, among Far East Energy (Bermuda), Ltd. and the lenders party thereto.